Exhibit 99.1

Enzo Biochem, Inc. 527 Madison Avenue New York, NY 10022

FOR IMMEDIATE RELEASE

Enzo Biochem Announces Appointments of David Bench and Kara Cannon to New Executive Management Positions

NEW YORK, NY, March 28, 2022 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or the “Company”), a leading biosciences and diagnostics company, today announced that Kara Cannon, formerly Chief Commercialization Officer, has been named Chief Operating Officer and David Bench, Chief Financial Officer, has also been named Senior Vice President, Treasurer, and Corporate Secretary, effective immediately. Enzo also announced plans to continue to expand the company’s senior team with the additions of a Vice President of Commercialization, Director of Regulatory Affairs, Director of Research & Development, and General Counsel, among other positions.

Dr. Mary Tagliaferri, Enzo’s Chair of the Board of Directors, stated, “On behalf of the entire Board, I want to express our appreciation to Kara and David. Throughout their tenure at Enzo they have consistently showed outstanding leadership, including helping to guide the Company through the challenging environment of the COVID-19 pandemic. We look forward to their continued contributions in their new expanded roles at Enzo.”

Hamid Erfanian, Chief Executive Officer of Enzo, stated, “As we execute on our plan for focused growth at Enzo, maximizing our commercial opportunities and expanding our product portfolio, we will look to both elevate leaders from within our organization and bring in additional outstanding professionals in executive and mid-level management roles. Kara and David exemplify the character and accomplishments we look for in our leaders. With our enhanced leadership team, we will succeed in bringing Enzo to the next level as a frontrunner in biotechnology and diagnostics.”

New Executive Management Biographies

David Bench

David Bench, Chief Financial Officer for Enzo Biochem, has been employed with the Company since 2019. He was previously Chief Financial Officer of ELLKAY, LLC, a healthcare information technology company servicing diagnostic laboratories, electronic medical record providers, payors, hospital/health systems and ambulatory practices. Mr. Bench has served as President of DBC Group, LLC, an advisory and consulting firm working with emerging public companies and as an investment banker at Arete Wealth Management, covering the telecommunications, media and technology industries. Earlier in his career Mr. Bench worked at the investment banking firms Lazard and Arnhold and S. Bleichroeder. He received his B.A. in Economics and a Masters in International Economics and Finance, both from Brandeis University.

Kara Cannon

Kara Cannon joined Enzo Biochem in 2011 and has been responsible for strategic and tactical marketing, sales, manufacturing and general management of the operations. She previously held executive positions at Pall Corporation, where she focused on commercial operations within the areas of diagnostics, biotechnology and biosciences. She has also held marketing and technical positions at Dynal Biotech (now ThermoFisher Scientific). She has had extensive experience in the marketing and selling of innovative platforms for the diagnostics markets as well as the development and execution of strategic plans for the growth and sustainability of diagnostic-related businesses. Ms. Cannon holds a BA from Franklin and Marshall College.

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

For more information, please visit www.Enzo.com or follow Enzo Biochem on Twitter and LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2021. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Enzo Biochem Contacts

For: Enzo Biochem:

David Bench, CFO

212-583-0100

dbench@enzo.com

For Media:

Lynn Granito

Berry & Company Public Relations

212-253-8881

lgranito@berrypr.com

For Investors:

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

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